Assumptions
100 PPC to Maturity
Triggers Failing
Defaults in addition to prepay
No advancing
100% severity
6 month lag
Forward LIBOR

Class	CDR	Cumulative Loss
M1	17.551	32.426	5.756
M2	14.397	27.818	6.353
M3	12.939	25.543	7.797
M4	10.186	20.967	7.097
M5	9.136	19.117	8.962
M6	8.172	17.364	9.316
M7	7.215	15.569	9.552
M8	6.549	14.287	10.372
B1	5.554	12.318	9.751
B2	4.875	10.936	10.567
B3	4.364	9.875	11.401
B4	3.492	8.022	10.651